UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

PITNEY BOWES INC.
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	06-0495050 (I.R.S. Employer Identification No.)
3001 Summer Street
Stamford, Connecticut 06926
(Address of Principal Executive Offices, Zip Code)
Amended and Restated Pitney Bowes Inc. 2018 Stock Plan
(Full title of the Plan)
Daniel J. Goldstein
Pitney Bowes Inc.
Executive Vice President, Chief Legal Officer and Corporate Secretary
3001 Summer Street
Stamford, Connecticut 06926
(Name and address of agent for service)
(203) 356-5000
(Telephone number, including area code, of agent for service)
Copy to:
Sean C. Feller, Esq.
Gibson, Dunn & Crutcher LLP
2029 Century Park East
Los Angeles, CA 90067-3026
Telephone: (310) 551-8746
Facsimile: (310) 552-7033

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer”, “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☑	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE
This Registration Statement on Form S-8 (this “Registration Statement”) is being filed by Pitney Bowes Inc. (the “Registrant”) pursuant to General Instruction E to Form S-8 for the purpose of registering an additional 5,000,000 shares of shares of its common stock, par value $1.00 per share (“Common Stock”), issuable to eligible employees of the Registrant and its affiliates under the Amended and Restated Pitney Bowes Inc. 2018 Stock Plan (the “Plan”).
On a Registration Statement on Form S-8 (SEC File No. 333-224833), filed by the Registrant with the Securities and Exchange Commission (the “Commission”) on May 10, 2018, the Registrant previously registered 14,000,000 shares of its Common Stock issuable to eligible employees of the Registrant and its affiliates under the Pitney Bowes Inc. 2018 Stock Plan (the predecessor plan of the Plan and referred to herein as the “Predecessor Plan”). In addition, on a Registration Statement on Form S-8 (SEC File No. 333-231313), filed by the Registrant with the Commission on May 9, 2019, the Registrant previously registered 8,500,000 shares of its Common Stock issuable to eligible employees of the Registrant and its affiliates under the Plan. In addition, on a Registration Statement on Form S-8 (SEC File No. 333-240336), filed by the Company with the Commission on August 4, 2020, the Registrant previously registered 10,400,000 shares of its Common Stock issuable to eligible employees of the Registrant and its affiliates under the Plan (the three Registration Statements on Form S-8 referenced in this paragraph, collectively, the “Prior Registration Statements”).
As permitted by General Instruction E to Form S-8, this Registration Statement incorporates by reference the contents of the Prior Registration Statements, including all exhibits filed therewith or incorporated therein by reference, to the extent not otherwise amended or superseded by the contents hereof.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 8.    Exhibits.
Exhibit No.    Exhibit Description
4.1    Amended and Restated Certificate of Incorporation of Pitney Bowes Inc. (previously filed as Exhibit 3(i)(a) to the Registrant’s Current Report on Form 8-K filed with the Commission on September 30, 2019 (Commission file number 1-3579) and incorporated herein by reference).
4.2    Amended and Restated Bylaws of Pitney Bowes Inc. (previously filed as Exhibit 3 to the Registrant’s Current Report on Form 8-K filed on May 15, 2013 and incorporated herein by reference).
5.1*    Opinion of Gibson, Dunn & Crutcher LLP.

23.1*        Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit 5.1).

23.2*    Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm.

24.1*    Power of Attorney (included on signature page hereto).

99.1*    Amended and Restated Pitney Bowes Inc. 2018 Stock Plan (incorporated by reference to Annex A of the Registrant's Definitive Proxy Statement on Schedule 14A filed on March 18, 2022).

107.1*    Filing Fee Table.
____________
*Filed herewith.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stamford, State of Connecticut, on August 2, 2022.

Pitney Bowes Inc.

By:	/s/ Daniel J. Goldstein
Name:	Daniel J. Goldstein
Title:	Executive Vice President, Chief Legal Officer and Corporate Secretary

POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Daniel J. Goldstein his or her true and lawful attorney-in-fact and agent, each with full power of substitution and resubstitution, for him or her and in his name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting to the attorney-in-fact and agent, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in or about the premises, as full to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that the attorney-in-fact and agent or their substitutes may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on the dates indicated.

Signature	Title	Date
/s/ Marc B. Lautenbach Marc B. Lautenbach	President and Chief Executive Officer - Director (Principal Executive Officer)	August 2, 2022
/s/ Ana Maria Chadwick Ana Maria Chadwick	Executive Vice President, Chief Financial Officer (Principal Financial Officer)	August 2, 2022
/s/ Joseph R. Catapano Joseph R. Catapano	Vice President, Chief Accounting Officer (Principal Accounting Officer)	August 2, 2022
/s/ Michael I. Roth Michael I. Roth	Non-Executive Chairman - Director	August 2, 2022
/s/ Robert M. Dutkowsky Robert M. Dutkowsky	Director	August 2, 2022
/s/ Anne M. Busquet Anne M. Busquet	Director	August 2, 2022
/s/ Mary J. Steele Guilfoile Mary J. Steele Guilfoile	Director	August 2, 2022
/s/ S. Douglas Hutcheson S. Douglas Hutcheson	Director	August 2, 2022
/s/ Linda S. Sanford Linda S. Sanford	Director	August 2, 2022
/s/ David L. Shedlarz David L. Shedlarz	Director	August 2, 2022
/s/ Sheila A. Stamps Sheila A. Stamps	Director	August 2, 2022